EXHIBIT 10.5

QUALITY DISTRIBUTION, INC.

2012 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

The Participant specified below is hereby granted a performance share award (the “Award”) by QUALITY DISTRIBUTION, INC., a Florida corporation (the “Company”), under the QUALITY DISTRIBUTION, INC. 2012 EQUITY INCENTIVE PLAN (the “Plan”). The Award shall be subject to the terms of the Plan and the terms set forth in this Performance Share Award Agreement (“Award Agreement”).

Section 1. Award. The Company hereby grants to the Participant the Award of performance shares (each such unit, a “PSA”), where each PSA represents the right of the Participant to receive one Share in the future once the Restricted Period ends, subject to the terms of this Award Agreement and the Plan.

Section 2. Terms of Performance Share Award. The following words and phrases relating to the Award shall have the following meanings:

(a) The “Participant” is                     .

(b) The “Grant Date” is                     .

(c) The number of “PSAs” is                  Shares.

(d) The number of “Target PSAs” is                  Shares, which amount shall be one-half of the number of PSAs set forth in Section 2(c) above. In the event of a conflict between the number set forth in this Section 2(d) and the calculation herein required in respect of Section 2(c) above, the calculation in respect of Section 2(c) shall govern the number of Target PSAs.

(e) The “Performance Period” is                     .

Except for words and phrases otherwise defined in this Award Agreement, any capitalized word or phrase in this Award Agreement shall have the meaning ascribed to it in the Plan.

Section 3. Restricted Period.

(a) The “Restricted Period” for the PSAs shall begin on the Grant Date and end as described in the table immediately below, provided that the Participant’s Termination of Service has not occurred prior thereto:

PERFORMANCE LEVEL	PERCENTAGE OF PSAS VESTING:	RESTRICTED PERIOD WILL END ON:

(b) Notwithstanding the foregoing provisions of this Section 3, upon the Participant’s Termination of Service due to the Participant’s Disability or the Participant’s death, the Restricted Period for a pro rata portion of the Target PSAs shall cease immediately and such Target PSAs shall become vested immediately, with the pro rata portion of such Target PSAs becoming vested based on the number of full months elapsed in the Performance Period prior to such Termination of Service; and the Participant shall forfeit all right, title and interest in and to any remaining PSAs as of such Termination of Service.

(c) Notwithstanding the foregoing provisions of this Section 3, upon the Participant’s Termination of Service by the Company without Cause (or, if the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” or the like (but excluding the Plan), by the Participant for any such “good reason” under such agreement) on or after the date on which at least one-third of the Performance Period has elapsed, a pro rata portion of the PSAs shall remain eligible to become vested at the end of the Performance Period in accordance with Section 3(a) above based on                      for the entire Performance Period (without regard to the requirement of Section 3(a) that the Participant’s Termination of Service has not occurred prior thereto), with such pro rata portion based on the number of full months elapsed in the Performance Period prior to such Termination of Service; and the Participant shall forfeit all right, title and interest in and to any remaining PSAs as of such Termination of Service.

(d) Upon a Change in Control prior to the Participant’s Termination of Service, the Restricted Period for a pro rata portion of the Target PSAs shall cease immediately and such PSAs shall become vested immediately, with the pro rata portion of such Target PSAs becoming vested based on the number of full months elapsed in the Performance Period prior to the Change in Control; and the Participant shall forfeit all right, title and interest in and to any remaining PSAs as of the Change in Control.

(e) Except as set forth in Section 3(b) and Section 3(c) above, if the Participant’s Termination of Service occurs prior to the expiration of one or more Restricted Periods, the Participant shall forfeit all right, title and interest in and to any PSAs still subject to a Restricted Period as of such Termination of Service.

Section 4. Settlement of PSAs. Delivery of Shares or other amounts under this Award Agreement and the Plan shall be subject to the following:

(a) Delivery of Shares. The Company shall deliver to the Participant one Share free and clear of any restrictions in settlement of each of the vested and unrestricted PSAs: (i) for settlement pursuant to Section 3(a) or Section 3(c) above, within 30 days following the Committee’s determination of                      for the Performance Period, and in all events within the year that the Restricted Period ends; and (ii) for settlement pursuant to Section 3(b) or Section 3(d) above, within 30 days following the end of the respective Restricted Period.

(b) Compliance with Applicable Laws. Notwithstanding any other term of this Award Agreement or the Plan, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under this Award Agreement or the Plan unless such delivery or distribution complies with all applicable laws and the applicable rules of any securities exchange or similar entity.

(c) Certificates Not Required. To the extent that this Award Agreement and the Plan provide for the issuance of Shares, such issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Section 5. Withholding. All deliveries of Shares pursuant to the Award shall be subject to withholding of all applicable taxes. The Company shall have the right to require the Participant (or if applicable, permitted assigns, heirs and Designated Beneficiaries) to remit to the Company an amount sufficient to satisfy any tax requirements prior to the delivery date of any Shares in connection with the Award. As permitted by the Committee from time to time, such withholding obligation may be satisfied at the election of the Participant (a) through cash payment by the Participant, (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the Company’s minimum statutory withholding obligation.

Section 6. Non-Transferability of Award. The Award, or any portion thereof, is not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. Except as provided in the immediately preceding sentence, the Award shall not be assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of the Award contrary to the provisions hereof, or the levy of any attachment or similar process upon the Award, shall be null and void and without effect.

Section 7. Dividend Equivalents. The Participant, by virtue of the Award, shall have no right to receive dividends or distributions with respect to any Shares under the Award prior to the issuance of such Shares upon the settlement of PSAs hereunder. Notwithstanding the foregoing, in lieu of actual dividend rights in connection with the PSAs, the Participant shall have the right to receive additional Shares or cash as determined by the Committee in its sole discretion (the “Dividend Equivalents”) equal in value (calculated using the closing price on the vesting date of the PSAs) to any dividends paid with respect to the Shares underlying the PSAs that vest in accordance with their terms; provided, however, that no such Dividend Equivalents shall be payable to or for the benefit of the Participant with respect to record dates for dividends occurring before the Grant Date or on or after the date, if any, on which the Participant has forfeited the PSAs or the Award has been settled in Shares. Dividend Equivalents shall be delivered simultaneously with the delivery of the Shares underlying the vested PSAs.

Section 8. No Rights as Shareholder. The Participant shall not have any rights of a Shareholder with respect to the PSAs, including but not limited to, voting rights, prior to the settlement of the PSAs pursuant to Section 4(a) above and issuance of Shares as provided herein.

Section 9. Heirs and Successors. This Award Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring all or substantially all of the Company’s assets or business. If any rights of the Participant or benefits distributable to the Participant under this Award Agreement have not been settled or distributed at the time of the Participant’s death, such rights shall be settled for and such benefits shall be distributed to the Designated Beneficiary in accordance with the provisions of this Award Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form as the Committee may require. The Participant’s designation of beneficiary may be amended or revoked from time to time by the Participant in accordance with any procedures established by the Committee. If a Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits that would have been provided to the Participant shall be provided to the legal representative of the estate of the Participant. If a Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the provision of the Designated Beneficiary’s benefits under this Award Agreement, then any benefits that would have been provided to the Designated Beneficiary shall be provided to the legal representative of the estate of the Designated Beneficiary.

Section 10. Administration. The authority to manage and control the operation and administration of this Award Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to this Award Agreement as it has with respect to the Plan. Any interpretation of this Award Agreement or the Plan by the Committee and any decision made by the Committee with respect to this Award Agreement or the Plan shall be final and binding on all persons.

Section 11. Plan Governs. Notwithstanding any provision of this Award Agreement to the contrary, this Award Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Corporate Secretary of the Company. This Award Agreement shall be subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time. Notwithstanding any provision of this Award Agreement to the contrary, in the event of any discrepancy between the corporate records of the Company and this Award Agreement, the corporate records of the Company shall control.

Section 12. Not an Employment Contract. Neither the Award nor this Award Agreement shall confer on the Participant any rights with respect to continuance of employment or other service with the Company or a Subsidiary, nor shall they interfere in any way with any right the Company or a Subsidiary may otherwise have to terminate or modify the terms of the Participant’s employment or other service at any time.

Section 13. Amendment. Without limitation of Section 16 and Section 17 below, this Award Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended in writing by the Participant and the Company without the consent of any other person.

Section 14. Governing Law. This Award Agreement, the Plan and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 15. Validity. If any provision of this Award Agreement is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Award Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein.

Section 16. Section 409A Amendment. The Award is intended to comply with Code Section 409A and this Award Agreement shall be administered and interpreted in accordance with such intent. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Award Agreement without the consent of the Participant in order to maintain an exclusion from the application of, or to maintain compliance with, Code Section 409A; and the Participant hereby acknowledges and consents to such rights of the Committee.

Section 17. Clawback. The Award and any amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company or Subsidiary clawback policy (the “Policy”) or any applicable law, as may be in effect from time to time. The Participant hereby acknowledges and consents to the Company’s or a Subsidiary’s application, implementation and enforcement of (a) the Policy and any similar policy established by the Company or a Subsidiary that may apply to the Participant together with all other similarly situated participants, whether adopted prior to or following the date of this Award Agreement and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and agrees that the Company or a Subsidiary may take such actions as may be necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

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IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed in its name and on its behalf, and the Participant acknowledges understanding and acceptance of, and agrees to, the terms of this Award Agreement, all as of the Grant Date.

QUALITY DISTRIBUTION, INC.

By:
Name:
Title:

PARTICIPANT